                                                                    EXHIBIT 10.1


                      AMENDED AND RESTATED CREDIT AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 27, 1998 by and among DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company"); the several financial institutions from time to time party to this agreement (collectively, the "Banks"); BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (the "Agent"); and ABN AMRO BANK N.V., San Francisco International Branch, as co-agent (the "Co-Agent").

                                    RECITALS

      A. WHEREAS, the Company, the Banks, the Agent and the Co-Agent are parties to a Credit Agreement dated as of December 22, 1995, as amended as of April 15, 1996 and December 26, 1997 (the "Agreement"), pursuant to which the Agent and the Banks have extended certain credit facilities to the Company; and

      B. WHEREAS, the Company and BofA, ABN AMRO Bank, N.V. and Union Bank of California, N.A. (collectively, the "Majority Banks") desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below; and

      C. WHEREAS, Credit Suisse First Boston (formerly "Credit Suisse") desires to agree and consent solely to the provisions of, and amendments set forth in, Subsections 2(a)(1) (Applicable Margin), 2(a)(4) (Interest Period), 2(a)(5) (Offshore Rate), 2(b) (Amendments to Subsection 2.09(c)(Commitment
Fees)), 2(c) (Repayment of Credit Suisse First Boston and Termination of Credit Suisse First Boston's Commitment), and 2(j) (Purchase and Assignment of Loans and Amendment to Schedule 2.01 (Commitments)) below.

      NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Definitions; References.

      (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Agreement as amended and restated hereby.

      (b) Each reference to "hereof", "hereunder", "herein", and "hereby" and each other similar reference and each reference to "this agreement" and each other similar reference contained in the Agreement and in the other Loan Documents shall from and after the date hereof refer to the Agreement as amended and restated hereby.

      2.    Amendments to Agreement.

      (a)   Amendments to Section 1.01 (Certain Defined Terms).

            (1) The Company and the Banks agree that the definition of "Applicable Margin" in Section 1.01 of the Agreement is amended in its entirety to read as follows:

            "Applicable Margin" means for each period from the date which is three Business Days after the date the Agent receives a Compliance Certificate pursuant to Section 6.02(b) (the "Current Compliance Certificate") through the date which is two Business Days after the Agent receives the next such Compliance Certificate, and for each Loan made, converted, or continued during such period, if the current Compliance Certificate shows the Company's Funded Debt/EBITDA Ratio is:

====================================================================================================
                                  2.50 or          3.00 or          3.50 or
                                  above and        above and        above and
For Each         Below 2.50       below 3.00       below 3.50       below 4.00         4.00 or above
----------------------------------------------------------------------------------------------------
Offshore         0.500%           0.625%           0.750%           0.875%             1.000%
Rate Loan
----------------------------------------------------------------------------------------------------
Base Rate        0.000%           0.000%           0.000%           0.000%             0.000%
Loan
----------------------------------------------------------------------------------------------------
Same Day         0.500%           0.625%           0.750%           0.875%             1.000%
Rate Loan
====================================================================================================


            (2) The Company and the Majority Banks agree that the definition of "Arranger" in Section 1.01 of the Agreement is amended in its entirety to read as follows:

            "Arranger" means BancAmerica Robertson Stephens, a Delaware corporation.


            (3) The Company and the Majority Banks agree that the definition of "Funded Debt" in Section 1.01 of the Agreement is amended in its entirety to read as follows:

            "Funded Debt" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations with respect to capital leases; and (f) in the case of the Company, the current portion of mandatory redeemable Series A Preferred Stock; provided, however, that the Company's Funded Debt at each quarterly measurement period shall include the reductions shown in the following table to accommodate increases in the Company's seasonal debt:

Fiscal quarter ending in:
----------------------------------------------------------------------
March                                                      $20,000,000
----------------------------------------------------------------------
June                                                       $50,000,000
----------------------------------------------------------------------
September                                                  $40,000,000
----------------------------------------------------------------------
December                                                   $0
======================================================================


            (4) The Company and the Banks agree that clause (iii) of the definition of "Interest Period" in Section 1.01 of the Agreement is amended in its entirety to read as follows:

                  (iii) no Interest Period for any Loan shall extend beyond
            December 31, 2000.

            (5) The Company and the Banks agree that the definition of "Offshore Rate" in Section 1.01 of the Agreement is amended in its entirety to read as follows:

            "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's applicable Lending Office to major banks in the London interbank market upon request of such banks at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            (6) The Company and the Banks agree that the definition of "Revolving Termination Date" in Section 1.01 of the Agreement is amended in its entirety to read as follows:

            "Revolving Termination Date" means the earlier to occur of:

            (a)   December 31, 2000; and

            (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.


      (b)   Amendments to Subsection 2.09(c)(Commitment Fees).

            (1) The Company and the Banks agree that the phrase "average daily unused portion" in Subsection 2.09(c)(1) of the Agreement is amended in its entirety to read "actual daily unused portion".

            (2) The Company and the Banks agree that the chart in Subsection 2.09(c)(1)(B) of the Agreement is amended in its entirety to read as follows:

      Below 3.00                          0.250% per annum
      3.00 or above                       0.375% per annum


      (c) Repayment of Credit Suisse First Boston and Termination of Credit Suisse First Boston's Commitment. The Company and the Banks agree that Article II of the Agreement is amended by the addition of the following new Section 2.14:

            2.14 Repayment of Credit Suisse First Boston and Termination of Credit Suisse First Boston's Commitment. On December 31, 1999 (i) the Company shall pay to the Agent for the account of Credit Suisse First Boston an amount equal to the aggregate unpaid principal amount of all outstanding Loans of Credit Suisse First Boston, all interest accrued and unpaid thereon, and all other amounts owing or payable to Credit Suisse First Boston hereunder or under any other Loan Document and (ii) the Commitment of Credit Suisse First Boston shall be canceled and terminated. If for any reason the Company fails to pay to the Agent for the account of Credit Suisse First Boston the full amount specified in the immediately preceding sentence, then all payments by the Company on December 31, 1999 and thereafter shall be distributed by the Agent on the same basis as though Credit Suisse First Boston's Commitment had not been canceled and terminated.

      (d) Amendment to Section 7.11 (Restricted Payments). The Company and the Majority Banks agree that the words "except that the Company and any Wholly-Owned Subsidiary may" in the first paragraph of Section 7.11 of the Agreement are amended in their entirety to read as follows:

      except that if no Default or Event of Default exists or would exist after giving effect thereto, the Company and any Wholly-Owned Subsidiary may

      (e) Amendment to Section 7.13 (Consolidated Net Worth). The Company and the Majority Banks agree that Section 7.13 of the Agreement is amended in its entirety to read as follows:

            7.13 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time during any fiscal quarter to be less than the sum of (i) $185,000,000; plus (ii) 75% of the Company's consolidated net income for each fiscal quarter beginning with the second fiscal quarter of 1998 (with no deduction for losses); plus (iii) 75% of Net Issuance Proceeds of any stock offerings or subordinated debt incurred since March 27, 1998.


      (f) Amendment to Subsection 7.14(a) (Minimum Fixed Charge Coverage Ratio). The Company and the Majority Banks agree that Subsection 7.14(a) of the Agreement is amended in its entirety to read as follows:

      (a)   The Company shall not permit its Fixed Charge Coverage Ratio:

=======================================================================================
To be less than:                For the period consisting of the
                                four consecutive fiscal quarters ending on the
                                last day of its:
---------------------------------------------------------------------------------------
            2.00                First, second, third and fourth fiscal quarters of 1998
---------------------------------------------------------------------------------------
            2.50                First fiscal quarter of 1999 and each fiscal quarter
                                thereafter
=======================================================================================


      (g) Amendment to Section 7.15 (Funded Debt/EBITDA Ratio). The Company and the Majority Banks agree that Section 7.15 of the Agreement is amended in its entirety to read as follows:

            7.15 Funded Debt/EBITDA Ratio. The Company shall not permit its Funded Debt/EBITDA Ratio to be greater than:

                  (1)   4.25 for its first fiscal quarter in 1998;

                  (2) 3.75 for its second, third and fourth fiscal quarters in 1998 and its first fiscal quarter in 1999;

                  (3) 3.50 for its second, third and fourth fiscal quarters in 1999; and

                  (4) 3.00 for its first fiscal quarter in 2000 and each of its fiscal quarters thereafter.

      (h) Amendment to Section 7.18 (Other Contracts). The Company and the Majority Banks agree that Section 7.18 of the Agreement is amended in its entirety to read as follows:

            7.18 Other Contracts. (a) The Company shall not enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary.

            (b) After March 27, 1998, the Company shall not enter into, and shall not suffer or permit any Subsidiary to enter into, any other agreement that would prohibit or restrict the ability of any Subsidiary to make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of its capital stock now or hereafter outstanding; provided, however, that the foregoing provisions of this Subsection 7.18(b) shall not apply to any Subsidiary until 90 days after the date such Subsidiary first became a Subsidiary.

      (i) Amendment to Subsection 10.08(a) (Assignments, Participation, etc.). The Company and the Majority Banks agree that Subsection 10.08(a) of the Agreement is amended to change the processing fee in clause (iii) of the proviso in Subsection 10.08(a) from "$3,000" to "$3,500".

      (j) Purchase and Assignment of Loans and Amendment to Schedule 2.01 (Commitments). The Company and the Banks agree as follows:

            (1) On April 30, 1998, Union Bank of California, N.A. will purchase and assume from Credit Suisse First Boston, and Credit Suisse First Boston will sell and assign to Union Bank of California, N.A., the following percentage of (i) the Loans of Credit Suisse First Boston outstanding on such date and (ii) all related rights, benefits, obligations, liabilities and indemnities of Credit Suisse First Boston under and in connection with the Agreement and the Loan Documents:

                                            Percentage of Credit Suisse
        Bank                                First Boston's Outstanding Loans
        ----                                --------------------------------

        Union Bank of
          California, N.A.                  14.285714258%

As consideration for such sale and assignment, Union Bank shall pay to Credit Suisse First Boston an amount equal to the percentage set forth above opposite its name of the principal amount of all Loans by Credit Suisse First Boston outstanding on such date. No processing fee will be payable with respect to such sales and assignments.

            (2) Immediately upon the completion of such sales and assignments, and without further action by the parties, Schedule 2.01 (Commitments) of the Agreement shall be amended in its entirety to read as set forth in Exhibit A hereto.

            (3) In the event that any Notice of Borrowing is given by the Company requesting a Borrowing Date on April 30, 1998, then, subject to the terms and conditions of the Agreement, such Borrowing shall be funded by the Banks in accordance with their Pro Rata Share after giving effect to the amendment of Schedule 2.01 of the Agreement (Commitments) pursuant to Subsection 2(i)(2) above.

      (k) Amendments to Schedule 2 of the Compliance Certificate. The Company and the Majority Banks agree as follows:

            (1) The words "except that the Company and any Wholly-Owned Subsidiary may" in the first paragraph of the portion of Schedule 2 of the Compliance Certificate relating to Section 7.11 of the Agreement is amended in its entirety to read as set forth below:

      except that if no Default or Event of Default exists or would exist after giving effect thereto, the Company and any Wholly-Owned Subsidiary may

            (2) The portion of Schedule 2 of the Compliance Certificate relating to Section 7.13 of the Agreement is amended in its entirety to read as set forth in Exhibit B hereto.

            (3) The portion of Schedule 2 of the Compliance Certificate relating to Section 7.14 of the Agreement is amended in its entirety to read as set forth in Exhibit C hereto.

            (4) The portion of Schedule 2 of the Compliance Certificate relating to Section 7.15 of the Agreement is amended in its entirety to read as set forth in Exhibit D hereto.

      3. Representations and Warranties. The Company hereby represents, warrants and covenants to the Agent and the Banks as follows:

      (a) After giving effect to this agreement, no Default or Event of Default has occurred and is continuing.

      (b) The execution, delivery and performance by the Company of this agreement and the Agreement as amended and restated by this agreement have been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Agreement as amended and restated by this agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, without defense, counterclaim or offset.

      (c) The execution, delivery and performance by the Company of this agreement will not (i) contravene the terms of any of the Company's Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, or (iii) violate any Requirement of Law.

      (d) All representations and warranties of the Company contained in the Agreement are true and correct.

      (e) The Company is entering into this agreement on the basis of its own investigation and for its own reasons, without reliance upon the Agent, the Banks or any other Person.

      4.    Effective Date.

      (a) This agreement will become effective as of March 27, 1998 (the "Effective Date"), provided that each of the following conditions precedent is satisfied:

            (1) The Agent shall have received from the Company and the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this agreement.

            (2) The Agent shall have received from the Company, in form and substance satisfactory to the Agent and the Majority Banks, a copy of a resolution passed by the Company's board of directors, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date of execution hereof, authorizing the execution, delivery and performance of this agreement.

            (3) All representations and warranties contained herein shall be true and correct as of the Effective Date.

            (4) The Agent shall have received, in form and substance satisfactory to the Agent and the Majority Banks, an opinion of Manwell & Milton, counsel to the Company and addressed to the Agent and the Banks as to the matters set forth in Subsections 3(b) and (c) of this agreement.

            (5) The Agent shall have received evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the Effective Date (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent); including all fees required by the letter agreement between the Company and the Arranger dated March 27, 1998.

            (6) The Agent has received, in form and substance satisfactory to the Agent and the Majority Banks, all other documents it may reasonably request relating to any matters relevant hereto.

For purposes of determining compliance with the foregoing conditions specified in this Section 4, each Bank that has executed this Amended and Restated Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to, such Bank.

      (b) From and after the Effective Date, the Agreement is amended as set forth herein and is restated in its entirety to read as set forth in the Agreement with the amendments specified herein. The Company represents and warrants that its obligations under the Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

      5.    Miscellaneous.

      (a) This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this agreement.

      (b) This agreement shall be governed by and construed in accordance with the law of the State of California.

      (c) This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

      (d) If any term or provision of this agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this agreement or the Agreement.

      (e) The Company covenants to pay to or reimburse the Agent, the Arranger and the Banks, upon demand, for all costs and expenses (including costs and expenses of outside counsel and allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this agreement and the administration hereof, including without limitation any and all syndication costs and expenses, closing costs and expenses, and appraisal, audit, search and filing fees incurred in connection herewith.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Credit Agreement as of the date first above written.

                                         DREYER'S GRAND ICE CREAM, INC.


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION, as Agent


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         ABN AMRO BANK N.V., as Co-Agent


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION, as a Bank


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         ABN AMRO BANK N.V., as a Bank


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         CREDIT SUISSE FIRST BOSTON


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         UNION BANK OF CALIFORNIA, N.A.


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                                       EXHIBIT A
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                                  Schedule 2.01
                                   Commitments


      A.    Commitment from April 30, 1998 to December 31, 1999:

=========================================================================================
                BANK                                 COMMITMENT               PRO RATA
                                                                                SHARE
-----------------------------------------------------------------------------------------
BANK OF AMERICA NATIONAL TRUST                    $ 65,000,000.00           37.142857143%
AND SAVINGS ASSOCIATION
-----------------------------------------------------------------------------------------
ABN AMRO BANK N.V.                                  60,000,000.00           34.285714286%
-----------------------------------------------------------------------------------------
CREDIT SUISSE FIRST BOSTON                          25,714,285.71           14.693877549%
-----------------------------------------------------------------------------------------
UNION BANK OF CALIFORNIA, N.A.                      24,285,714.29           13.877551023%
-----------------------------------------------------------------------------------------
TOTAL                                             $175,000,000.00          100.000000000%
=========================================================================================


      B.    Commitment from December 31, 1999* to the Revolving Termination
            Date:

=========================================================================================
                BANK                                 COMMITMENT               PRO RATA
                                                                                SHARE
-----------------------------------------------------------------------------------------
BANK OF AMERICA NATIONAL TRUST                    $ 65,000,000.00           43.540669855%
AND SAVINGS ASSOCIATION
-----------------------------------------------------------------------------------------
ABN AMRO BANK N.V.                                  60,000,000.00           40.191387558%
-----------------------------------------------------------------------------------------
CREDIT SUISSE FIRST BOSTON                                      0                      0
-----------------------------------------------------------------------------------------
UNION BANK OF CALIFORNIA, N.A.                      24,285,714.29           16.267942586%
-----------------------------------------------------------------------------------------
TOTAL                                             $149,285,714.29          100.000000000%
=========================================================================================

      * On which date the Company shall repay the amount, if any, by which the aggregate principal of outstanding Loans exceeds the combined Commitments.

                                                                       EXHIBIT B
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


      "7.13 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time during any fiscal quarter to be less than the sum of (i) $185,000,000; plus (ii) 75% of the Company's consolidated net income for each fiscal quarter beginning with the second fiscal quarter of 1998 (with no deduction for losses); plus (iii) 75% of Net Issuance Proceeds of any stock offerings or subordinated debt incurred since March 27, 1998."


==========================================================================================
1.  (a)  Base amount                                                       $185,000.000.00
------------------------------------------------------------------------------------------
    (b) 75% of the Company's consolidated net income for each fiscal quarter beginning with the second fiscal quarter
of 1998 (with no deduction for losses)                                     $______________
------------------------------------------------------------------------------------------
    (c) 75% of Net Issuance Proceeds of any stock offerings                $______________
incurred since March 27, 1998
------------------------------------------------------------------------------------------
    (d) 75% of Net Issuance Proceeds of any subordinated                   $______________
debt incurred since March 27, 1998
------------------------------------------------------------------------------------------
2.  Sum of 1(a), 1(b), 1(c) and (d) or required Consolidated               $______________
Net Worth
------------------------------------------------------------------------------------------
3.  Actual Consolidated Net Worth                                          $______________
==========================================================================================

                                                                       EXHIBIT C
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


      "7.14 Minimum Fixed Charge Coverage Ratio. (a) The Company shall not permit its Fixed Charge Coverage Ratio:

=======================================================================================
To be less than:                For the period consisting of the
                                four consecutive fiscal quarters ending on the
                                last day of its:
---------------------------------------------------------------------------------------
            2.00                First, second, third and fourth fiscal quarters of 1998
---------------------------------------------------------------------------------------
            2.50                First fiscal quarter of 1999 and each fiscal quarter
                                thereafter
=======================================================================================

      (b) For purposes of this Section, Fixed Charge Coverage Ratio means the ratio of "A" to "B" where:

      "A" means the sum of EBITDA plus current operating lease expenses; and

      "B" means interest expense plus current operating lease expenses;

in all cases computed on a consolidated basis and measured at the end of the relevant fiscal quarter for the four successive fiscal quarters ending on the last day of such fiscal quarter."

========================================================================================
               A  =
----------------------------------------------------------------------------------------
  1.  EBITDA                                                               $____________
----------------------------------------------------------------------------------------
  2.  Current operating lease expenses                                     $____________
----------------------------------------------------------------------------------------
  A  =  1  +  2                                                            $____________
========================================================================================

========================================================================================
               B  =
----------------------------------------------------------------------------------------
  1.  Interest expense                                                     $____________
----------------------------------------------------------------------------------------
  2.  Current operating lease expenses                                     $____________
----------------------------------------------------------------------------------------
  A  =  1  +  2                                                            $____________
========================================================================================

RATIO OF A TO B = _________________
REQUIRED RATIO AS SET FORTH IN SECTION 17.14(a): NOT LESS THAN ________________

                                                                       EXHIBIT D
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


      "7.15 Funded Debt/EBITDA Ratio. The Company shall not permit its Funded Debt/EBITDA Ratio to be greater than:

      (1)   4.25 for its first fiscal quarter in 1998;

      (2) 3.75 for its second, third and fourth fiscal quarters in 1998 and its first fiscal quarter in 1999;

      (3)   3.50 for its second, third and fourth fiscal quarters in 1999; and

      (4) 3.00 for its first fiscal quarter in 2000 and each of its fiscal quarters thereafter."


1.      CAPITALIZED LEASE OBLIGATIONS                          $___________

2.      OTHER FUNDED DEBT BEFORE DEDUCTION OF
        AMOUNT DETERMINED ACCORDING TO TABLE
        IN DEFINITION OF FUNDED DEBT                            ___________

3.      MINUS AMOUNT DETERMINED ACCORDING TO
        TABLE IN DEFINITION OF FUNDED DEBT                      ___________

4.      FUNDED DEBT (1 + 2 - 3)                                $___________

5.      EBITDA                                                 $___________

6.      RATIO OF FUNDED DEBT TO EBITDA =                        ___________

7.      REQUIRED RATIO AS SET FORTH
        IN SECTION 7.15: NOT GREATER THAN                       ___________


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